Exhibit 1.1

Execution Version

WESTERN GAS EQUITY PARTNERS, LP

17,181,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

December 6, 2012

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

MORGAN STANLEY & CO. LLC

as Representatives of the several Underwriters

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Western Gas Equity Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom Barclays Capital Inc. (“Barclays”), Citigroup Global Markets Inc. (“Citigroup”), Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC are acting as representatives (the “Representatives”), an aggregate of 17,181,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the Underwriters the option to purchase up to an additional 2,577,150 Common Units (the “Additional Units”), solely for the purpose of covering over-allotments (the “Over-Allotment Option”). The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.” The Units are described in the Prospectus, which is referred to below.

This agreement (the “Agreement”) is to confirm the agreement among the Partnership and Western Gas Equity Holdings, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner” and, together with the Partnership, the “Partnership Parties”), on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Units from the Partnership by the Underwriters.

The Partnership owns (i) 100% of the issued and outstanding capital stock of WES GP, Inc., a Delaware corporation (“GP Inc.”), which in turn owns a 1% membership interest in Western Gas Holdings, LLC, a Delaware limited liability company (“WES GP”) and the sole general partner of Western Gas Partners, LP, a publicly traded Delaware limited partnership (“WES”) and (ii) a 99% membership interest in WES GP. WES owns (i) a 100% membership interest in Western Gas Operating, LLC, a Delaware limited liability company (“Operating GP”) and the sole general partner of WGR Operating, LP, a Delaware limited partnership (“WGR

Operating”), and (ii) a 99.99% limited partner interest in WGR Operating. WGR Operating in turn directly and indirectly owns 100% of the equity interests in the subsidiaries listed on Schedule C hereto (except for Chipeta Processing LLC, a Delaware limited liability company (“Chipeta”), in which it owns a 75% membership interest) (collectively with Operating GP and WGR Operating, the “Operating Subsidiaries”). WES, WES GP and the Operating Subsidiaries are collectively referred to as the “WES Entities.” The Partnership Parties, GP Inc. and the WES Entities are collectively referred to as the “WGP Entities.”

The Partnership hereby acknowledges that, in connection with the proposed offering of the Units (the “Offering”), Citigroup (the “DUP Manager”) has agreed to administer a directed unit program (the “Directed Unit Program”), under which up to 1,718,100 Firm Units, or 10% of the Firm Units to be purchased by the Underwriters (the “Reserved Units”), shall be reserved for sale by the DUP Manager at the initial public offering price to the officers, directors and employees of the General Partner and its affiliates, including Anadarko Petroleum Corporation (“APC”), and certain other persons having a relationship with the Partnership, as designated by the Partnership (the “Directed Unit Participants”), as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations. The number of Units available for sale to the general public will be reduced to the extent that Directed Unit Participants purchase Reserved Units. Any Reserved Units not orally confirmed for purchase by any Directed Unit Participants by 7:30 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by the DUP Manager as set forth in the Prospectus. The Partnership has supplied the DUP Manager with the names, addresses and telephone numbers of the individuals or other entities that the Partnership has designated to be participants in the Directed Unit Program. It is understood that any number of those so designated to participate in the Directed Unit Program may decline to do so.

The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-184763) under the Securities Act, including a prospectus, relating to the Units. In addition, amendments to such registration statement have been prepared and filed with the Commission in accordance with the Securities Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement on Form S-1 (File No. 333-184763), as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed, pursuant to Rule 430A or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Time, and (iii) any additional registration statement filed pursuant to Rule 462(b) under the Securities Act.

The Partnership has furnished to the Representatives, for use by the Underwriters and by dealers in connection with the Offering, copies of one or more preliminary prospectuses relating to the Units. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Securities Act, in each case in the form furnished by the Partnership to the Representatives for use by the Underwriters and by dealers in connection with the Offering.

“Issuer Free Writing Prospectus,” as used herein, means each document listed on Schedule B-1 attached hereto, each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the Offering contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”) and any other “free writing prospectus” (as defined in Rule 405 under the Securities Act) to which the Representatives provide their prior consent.

“Pricing Disclosure Package,” as used herein, means, as of 4:30 P.M. (New York City time) on the date of this Agreement (the “Applicable Time”), the most recent Preliminary Prospectus together with any combination of one or more of the Issuer Free Writing Prospectuses (other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Securities Act), if any, and the information set forth on Schedule B-2 attached hereto.

As used herein, “business day” means a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Partnership has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), with the Commission a registration statement on Form 8-A (File No. 001-35753) (as amended, the “Exchange Act Registration Statement”) to register the class of securities consisting of the Common Units.

Prior to the date hereof, the following transactions (the “Formation Transactions”) occurred:

1. Western Gas Resources, Inc., a Delaware corporation (“WGR”), formed the General Partner and contributed $1,000 in exchange for all of the membership interests in the General Partner.

2. WGR contributed a 1.0% membership interest in WGR Holdings, LLC, a Delaware limited liability company, to the General Partner. Following such contribution, WGR held the remaining 99.0% membership interest in WGR Holdings, LLC.

3. WGR caused the conversion of WGR Holdings, LLC into the Partnership, following which WGR held a 100.0% limited partnership interest in the Partnership and the General Partner held a 0.0% non-economic general partner interest in the Partnership.

4. On November 1, 2012, the Partnership entered into a $30.0 million working capital facility with APC as the lender (the “Working Capital Facility”) in the form filed as Exhibit 10.2 to the Registration Statement.

It is further understood and agreed by all parties that the following transactions (the “Offering Transactions”) have occurred or will occur in connection with the Offering:

1. Prior to the closing of the Offering, the Partnership, WES GP and WES will have entered into that certain Unit Purchase Agreement (the “Unit Purchase Agreement”), pursuant to which (a) concurrently with the closing of the Offering, (i) the Partnership will purchase 7,575,462 WES common units (the “Purchased WES Common Units”) and (ii) WES GP will purchase 154,601 WES general partner units (together with the Purchased WES Common Units, the “Purchased WES Units”) at a price of $46.00 per unit (the “Unit Purchase Price”) and (b) the Partnership and WES GP will retain an option to purchase from time to time, concurrently with any exercise of the Over-Allotment Option, up to an additional 1,147,504 WES common units and 23,418 WES general partner units, respectively, (together, the “WES Option Units”) at the Unit Purchase Price.

2. Prior to the closing of the Offering, Anadarko Petroleum Corporation (“APC”), WES GP and certain participants in the Amended and Restated Western Gas Holdings, LLC Equity Incentive Plan (the “EIP”) will have entered into that certain Memorandum of Understanding (the “Memorandum of Understanding”) in order to memorialize their understanding of the treatment of the Offering under the Amended and Restated Western Gas Holdings, LLC Equity Incentive Plan (the “EIP”).

3. Prior to the closing of the Offering, WGR, WES GP, the Partnership and Anadarko will have entered into that certain Contribution Agreement (the “Contribution Agreement”) relating to the contribution of certain amounts payable under the EIP.

4. Prior to or concurrent with the closing of the Offering, GP Inc. will be dissolved and its membership interest in WES GP will be distributed to the Partnership.

5. Concurrently with the closing of the Offering, the public, through the Underwriters, will contribute $355,582,900 in cash (the “Offering Proceeds”) to the Partnership in exchange for the Firm Units, representing a 8.0% limited partner interest in the Partnership.

6. Concurrently with the closing of the Offering, the Partnership will use the Offering Proceeds to (a) pay the Underwriters’ discounts and a structuring fee totaling $19,899,100, (b) pay $2.5 million of Offering expenses and (c) pay WES the purchase price for the Purchased WES Units. If the Underwriters exercise their option to purchase the Additional Units, the Partnership will use the net proceeds of the sale of Additional Units to purchase WES Option Units in accordance with the Unit Purchase Agreement.

7. Concurrently with the closing of the Offering, the Partnership will redeem the 100.0% limited partner interest in the Partnership held by WGR in exchange for (i) 197,351,671 Common Units, representing a 92.0% limited partner interest in the Partnership, and (ii) the right to receive up to 1,785,695 Common Units pursuant to the Deferred Issuance (as described in the Partnership Agreement (as defined below)) (collectively, the “Sponsor Units”).

8. The agreement of limited partnership of the Partnership shall be amended and restated substantially in the form of Exhibit 3.2 to the Registration Statement. The limited liability company agreement of the General Partner shall be amended and restated substantially in the form of Exhibit 3.4 to the Registration Statement. The Partnership, the General Partner and APC shall have entered into an omnibus agreement (the “Omnibus Agreement”) substantially in the form of Exhibit 10.7 to the Registration Statement. Anadarko and the Partnership shall have entered into a tax sharing agreement (the “Tax Sharing Agreement”) substantially in the form of Exhibit 10.8 to the Registration Statement.

References herein to the “Transactions” shall mean the Formation Transactions and the Offering Transactions, collectively, and references herein to the “Transaction Documents” shall mean the Unit Purchase Agreement, the Memorandum of Understanding, the Contribution Agreement, the Working Capital Facility, the Omnibus Agreement and the Tax Sharing Agreement, collectively.

The Partnership Parties and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Partnership agrees to issue and sell to the respective Underwriters, the General Partner agrees to cause the Partnership to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership, the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $20.90 per Unit. The Partnership is advised by the Representatives that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the Effective Time of the Registration Statement as in the Representatives’ judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. The Representatives may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

In addition, upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, in the event that the Underwriters sell more Common Units in the Offering than the number of Firm Units, the Partnership hereby grants to the several Underwriters the Over-Allotment Option to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units at the same purchase price per Unit to be paid by the Underwriters to the Partnership for the Firm Units. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being referred to herein as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the time of purchase (as defined in Section 2 hereof) nor, if the additional time of purchase is after the time of purchase, earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto bears to the aggregate number of Firm Units, subject to such adjustments as the Representatives may determine are necessary to eliminate fractional Units and subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer against electronic delivery of the Firm Units in book-entry form to the Representatives through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:00 A.M., Houston, Texas time, on December 12, 2012 (the “Closing Date”) (unless another time shall be agreed to by the Representatives and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is sometimes referred to herein as the “time of purchase.” Delivery of the Firm Units shall be made in book-entry form through the Full Fast Program of the facilities of DTC unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters.

Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner as the payment for the Firm Units. If settlement for the Additional Units occurs after the Closing Date, the Partnership will deliver to the Underwriters on the settlement date for the Additional Units, and the obligation of the Underwriters to purchase the Additional Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

Delivery of the documents described in Section 6 hereof with respect to the purchase of the Firm Units and any purchase of Additional Units shall be made at the offices of Vinson & Elkins L.L.P., at 9:00 A.M., Houston, Texas time, on the Closing Date and the date of the closing of any purchase of Additional Units.

3. Representations and Warranties of the Partnership Parties. Each of the Partnership Parties, jointly and severally, represents, warrants to and agrees with each of the Underwriters that:

(a) Effectiveness of Registration Statement. The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are contemplated by the Commission; and the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.

(b) Partnership Not an Ineligible Issuer. For purposes of firm commitment underwritten offerings contemplated under the Registration Statement, the Partnership was not at the time of the initial filing of the Registration Statement or at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Units, is not on the date hereof and will not be at the time of purchase and each additional time of purchase, if any, an “ineligible issuer” (as defined in Rule 405 of the Securities Act).

(c) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Time and at the time of purchase and each additional time of purchase, if any, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and at the time of purchase and each additional time of purchase, if any, to the requirements of the Securities Act.

(d) Registration Statement. The Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10.

(e) Prospectus. The Prospectus will not, as of its date and at the time of purchase and each additional time of purchase, if any, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10.

(f) Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Partnership engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Partnership (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters

Communications. In addition, the Partnership has not distributed any Written Testing-the-Waters Communications, other than those listed on Schedule D hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. At least 21 days elapsed between the initial filing of the Registration Statement with the Commission and the commencement of the “road show” as defined in Rule 433(h)(4) under the Securities Act.

(g) Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 10.

(h) No Other Prospectus. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectus and the Issuer Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act; assuming that any such Issuer Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that any such Issuer Free Writing Prospectus is so used or referred to after the Registration Statement was filed with the Commission (and after any such Issuer Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the use of or reference to any such Issuer Free Writing Prospectus by any Underwriter will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsection (b), (c) or (d) of Rule 164); the Preliminary Prospectus is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, a “free writing prospectus” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act.

(i) Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities

Act. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule B-1 hereto. The Partnership has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three-year period required thereby). Each Issuer Free Writing Prospectus does not and will not include any information that conflicts with the information contained in the Registration Statement or the Pricing Disclosure Package.

(j) Formation of the WGP Entities. Each of the WGP Entities has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware, the State of Texas, the State of Wyoming or the State of Colorado, as the case may be, with full corporate, partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus, if any, and (i) in the case of the Partnership Parties, to execute and deliver this Agreement and consummate the transactions contemplated hereby, (ii) in the case of the Partnership, to issue, sell and deliver the Units, (iii) in the case of the General Partner, to act as the general partner of the Partnership and (iv) in the case of each WGP Entity that is a party to a Transaction Document, to execute and deliver such Transaction Document and consummate the transactions contemplated thereby.

(k) Foreign Qualification and Registration. Each of the WGP Entities is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or lease of its properties or the conduct of its business requires such qualification (as set forth in Schedule C hereto), except for any failures to be so qualified and in good standing that would not, individually or in the aggregate, (i) have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the WGP Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(l) Ownership of the General Partner. WGR is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “General Partner LLC Agreement”), and is fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and WGR owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).

(m) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a 0.0% non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “Partnership Agreement”), and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement and as otherwise described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.

(n) Ownership of Sponsor Units. At the time of purchase and each additional time of purchase, and after giving effect to the Transactions, WGR will own the Sponsor Units (including such number of Sponsor Units, if any, issued pursuant to the Deferred Issuance). All of the Sponsor Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Risk Factors—Risks Inherent in an Investment in Us— You may not have limited liability if a court finds that unitholder action constitutes control of our business” and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and all of the Sponsor Units will be owned free and clear of all Liens, except with respect to the restrictions on transferability contained in the Partnership Agreement and as otherwise described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.

(o) Ownership of WES GP by the Partnership. At the time of purchase and each additional time of purchase, if any, the Partnership will be the sole member of WES GP with a 100% membership interest in WES GP; such membership interest will be duly authorized and validly issued in accordance with the limited liability company agreement of WES GP, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “WES GP LLC Agreement”), and will be fully paid (to the extent required by the WES GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described ins Section 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such membership interest free and clear of all Liens.

(p) Ownership of the General Partner Interest in WES. WES GP is the sole general partner of WES, with a 2.0% general partner interest in WES that will consist of 2,112,512 WES general partner units at the time of purchase (assuming no exercise of the Over-Allotment Option), after giving effect to the Transactions; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of WES, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “WES Partnership Agreement”), and WES GP owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the WES Partnership Agreement and as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q) Ownership of the Incentive Distribution Rights in WES. WES GP owns all of the incentive distribution rights in WES (the “Incentive Distribution Rights”); such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the WES Partnership Agreement, and are fully paid (to the extent required by the WES Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), and WES GP owns the Incentive Distribution Rights free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus).

(r) Ownership of WES. At the time of purchase (assuming no exercise of the Over-Allotment Option), after giving effect to the Transactions, the Partnership will own 48,148,701 WES Common Units; such Common Units have been and will be duly authorized and validly issued in accordance with the WES Partnership Agreement, and are and will be fully paid (to the extent required by the WES Partnership Agreement) and nonassessable (except as nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns and will own such limited partner interest free and clear of all Liens.

(s) Ownership of Wholly Owned Operating Subsidiaries. WES directly or indirectly owns all of the issued and outstanding partnership interests or membership interests, as applicable, in the Operating Subsidiaries other than Chipeta, in each case free and clear of all Liens. The issued and outstanding partnership interests or membership interests, as applicable, of each Operating Subsidiary other than Chipeta have been duly authorized and validly issued in accordance with its partnership agreement or limited liability company agreement, as applicable, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (collectively, the “Constituent Agreements”), and are fully paid (to the extent required by the Constituent Agreements) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act, Article 101.206 of the Texas Business Organizations Code, Sections 17-29-405 and 17-29-406 of the Wyoming Limited Liability Company Act and Section 7-80-606 of the Colorado Limited Liability Company Act, as applicable).

(t) Ownership of Chipeta. WGR Operating owns a 75.0% membership interest in Chipeta; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Chipeta, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “Chipeta LLC Agreement”), and is fully paid (to the extent required by the Chipeta LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(u) Ownership of Fort Union. Western Gas Wyoming, L.L.C., a Wyoming limited liability company (“WGW”), owns a 14.81% membership interest in Fort Union Gas Gathering, L.L.C., a Delaware limited liability company (“Fort Union”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Fort Union, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “Fort Union LLC Agreement”), and is fully paid (to the extent required by the Fort Union LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WGW owns such membership interest free and clear of all Liens.

(v) Ownership of White Cliffs. Anadarko Wattenberg Company, LLC, a Delaware limited liability company (“AWC”), owns a 10.0% membership interest in White Cliffs Pipeline, L.L.C., a Delaware limited liability company (“White Cliffs”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of White Cliffs, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “White Cliffs LLC Agreement”), and is fully paid (to the extent required by the White Cliffs LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and AWC owns such membership interest free and clear of all Liens.

(w) Ownership of Rendezvous. Mountain Gas Resources LLC, a Delaware limited liability company (“Mountain Gas”), owns a 22.0% membership interest in Rendezvous Gas Services, L.L.C., a Wyoming limited liability company (“Rendezvous”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Rendezvous, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “Rendezvous LLC Agreement”), and is fully paid (to the extent required by the Rendezvous LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-29-405 and 17-29-406 of the Wyoming Limited Liability Company Act); and Mountain Gas owns such membership interests free and clear of all Liens.

(x) No Other Subsidiaries. The Partnership has no other direct or indirect “subsidiaries” (as defined under the Securities Act) other than the WES Entities. Other than its ownership interest in the WES Entities, the Partnership does not own, and at the time of purchase and each additional time of purchase will not own, directly or indirectly, any shares of stock, any other equity interests or any long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than its indirect interests in Fort Union, White Cliffs and Rendezvous and the note issued by APC as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All equity interests in the WES Entities have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. No options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligation into equity interests in any of the WES Entities are outstanding, other than (i) the option to purchase the WES Option Units pursuant to the Unit Purchase Agreement, (ii) pursuant to awards granted under the WES 2008 Long-Term Incentive Plan or (iii) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(y) Valid Issuance of the Units. At the time of purchase and each additional time of purchase, the Units to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor as provided herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Risk Factors—Risks Inherent in an Investment in Us— You may not have limited liability if a court finds that unitholder action constitutes control of our business” (and any similar information, if any, contained in any Issuer Free Writing Prospectus) and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) ; other than the Sponsor Units, the Units will be the only limited partner interests of the Partnership issued and outstanding at the time of purchase and each additional time of purchase; and the issuance and delivery of the Units against payment therefor as provided herein will not violate any restriction upon the transfer thereof or any preemptive right, resale right, right of first refusal or similar right pursuant to the Partnership’s certificate of limited partnership, the Partnership Agreement or any agreement or other instrument to which the Partnership, any of the WGP Entities or any of their affiliates is a party or by which any of them or any of their respective properties may be bound or affected.

(z) Conformity of Securities to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefor as provided herein will conform, and the Sponsor Units, when issued and delivered in accordance with the terms of the Partnership Agreement will conform, in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(aa) Authority and Authorization. The Partnership has all requisite power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the Sponsor Units, in accordance with the terms and conditions set forth in the Partnership Agreement. At the time of purchase and each additional time of purchase, all limited partnership and limited liability company action, as the case may be, required to be taken by WGR, the Partnership Parties, WES GP, WES or any of their respective partners or members for the authorization, issuance, sale and delivery of the Units, the execution and delivery of the Partnership Operative Documents (as defined below) and the consummation of the transactions contemplated hereby and by thee Partnership Operative Documents (including the Transactions) shall have been validly taken.

(bb) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(cc) Authorization, Execution and Delivery of Partnership Operative Documents. At or before the time of purchase:

(i) The General Partner LLC Agreement will be duly authorized, executed and delivered by WGR and will be a valid and legally binding agreement of WGR, enforceable against WGR in accordance with its terms;

(ii) The Partnership Agreement will be duly authorized, executed and delivered by the General Partner and WGR and will be a valid and legally binding agreement of the General Partner and WGR, enforceable against both of them in accordance with its terms; and

(iii) Each of the Transaction Documents will be duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of the parties thereto, enforceable against each of such parties in accordance with its terms;

provided that, with respect to each agreement described in this Section 3(cc), the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (B) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

The General Partner LLC Agreement, the Partnership Agreement and the Transaction Documents are herein collectively referred to as the “Partnership Operative Documents.”

(dd) Authorization, Execution and Delivery of the WES Operative Documents.

(i) The WES GP LLC Agreement has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms;

(ii) The WES Partnership Agreement has been duly authorized, executed and delivered by WES GP and the Partnership (as successor in interest to WGR Holdings, LLC) and is a valid and legally binding agreement of the WES GP and the Partnership, enforceable against WES GP and the Partnership in accordance with its terms;

(iii) Each of the Constituent Agreements of each Operating Subsidiary (other than Chipeta) has been duly authorized, executed and delivered by the WES Entities party thereto, and is a valid and legally binding agreement of such WES Entities, enforceable against such WES Entities in accordance with its terms;

provided that, with respect to each agreement described in this Section 3(dd), the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (B) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(ee) No Defaults. No WGP Entity is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its formation, governing or other organizational documents, (ii) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to it or any of its properties, except in the case of clauses (ii) through (v) for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement and the Partnership Operative Documents (including the Transactions).

(ff) No Conflicts. The execution, delivery and performance of this Agreement and the Partnership Operative Documents by the WGP Entities party thereto, the issuance and sale of the Units and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Transactions) will not conflict with, result in any breach or violation of, constitute a default under (or constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a Lien on any property or assets of any WGP Entity pursuant to (i) the formation, governing or other organizational documents of any of the WGP Entities, (ii) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the WGP Entities is a party or by which any of the WGP Entities or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to any of the WGP Entities or any of their respective properties, except in the cases of clauses (ii) through (v) for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement and the Partnership Operative Documents (including the Transactions).

(gg) No Consents. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the security holders of the WGP Entities (each, a “Consent”), is required in connection with the issuance and sale of the Units, the execution, delivery and performance of this Agreement or the Partnership Operative Documents by the WGP Entities party thereto or the consummation by the WGP Entities of the transactions contemplated hereby or thereby (including the Transactions), other than (i) Consents required under the Securities Act, the Exchange Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters, (ii) under the rules and regulations of FINRA, (iii) Consents that have been, or prior to the Closing Date will be, obtained and (iv) Consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement and the Partnership Operative Documents (including the Transactions).

(hh) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership or (ii) outstanding options or warrants to purchase any securities of the Partnership, in each case pursuant to any agreement or other instrument to which the Partnership is a party or by which the Partnership may be bound. Except for such rights that have been waived or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(ii) Permits. Each of the WGP Entities has all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary Permits from other persons, in order to conduct its business, except for such Permits the absence or omission of which would not, individually or in the aggregate, result in a Material Adverse Effect; and no WGP Entity is in violation of or default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such WGP Entity, except for any such violations, defaults, revocations or modifications that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Our Cash Distribution Policy and Restrictions on Distributions,”

“Provisions of our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Safety and Maintenance,” “Business—Regulation of Operations,” “Business—Environmental Matters,” “Business—Title to Properties and Rights-of-Way,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement of Western Gas Equity Partners, LP,” “The Partnership Agreement of Western Gas Partners, LP” and “Material U.S. Federal Income Tax Consequences,” insofar as they purport to summarize legal or governmental matters or proceedings or the terms of statutes, rules, regulations, agreements or documents, are fair and accurate summaries of such legal or governmental matters or proceedings, statutes, rules, regulations, agreements or documents.

(kk) Litigation. Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Partnership Parties’ knowledge, threatened or contemplated to which the WGP Entities or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except for any such actions, suits, claims, investigations or proceedings that would not, individually or in the aggregate, if resolved adversely to any WGP Entity, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement and the Partnership Operative Documents (including the Transactions).

(ll) Independent Registered Public Accounting Firm. KPMG LLP (“KPMG”), which has audited the financial statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership and the General Partner within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(mm) Financial Statements. The historical financial statements (including the related notes and supporting schedule) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved, except to the extent disclosed therein. The other financial information of the Partnership and its subsidiaries, including non-GAAP financial measures, if any, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the General Partner, the Partnership and its subsidiaries, and fairly presents the information purported to be shown thereby.

(nn) Pro Forma Financial Statements. The pro forma financial statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (excluding the pro forma information set forth under the caption “Our Cash Distribution Policy and Restrictions on Distributions – Western Gas Equity Partners, LP Unaudited Pro Forma Available Cash for the Year Ended December 31, 2011 and the Twelve Months Ended September 30, 2012” and in the related notes) comply as to form in all material respects with the applicable requirements of Regulation S-X and have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly computed on the bases described therein. The assumptions used in the preparation of such pro forma financial statements are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The other pro forma financial information of the Partnership included in the Registration Statement, the Pricing Disclosure Package and the Prospectus presents, in all material respects, the information purported to be shown thereby. The assumptions and forecasts underlying the pro forma information set forth under the captions “Our Cash Distribution Policy and Restrictions on Distributions—Western Gas Equity Partners, LP Estimated Minimum Necessary WES Adjusted EBITDA” and “Our Cash Distribution Policy and Restrictions on Distributions—Western Gas Equity Partners, LP Unaudited Pro Forma Available Cash for the Year Ended December 31, 2011 and the Twelve Months Ended September 30, 2012” and in the related notes in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any similar information, if any, contained in any Permitted Free Writing Prospectus) are, in the informed judgment of management of the Partnership Entities, reasonable.

(oo) No Integration. The Partnership has not sold or issued any securities that would be integrated with the Offering.

(pp) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, there has not been (i) any material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the WGP Entities (taken as a whole), (ii) any transaction that is material to the WGP Entities (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any WGP Entity that is material to the WGP Entities (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any WGP Entity or (v) any dividend or distribution of any kind declared, paid or made on the security interests of any WGP Entity.

(qq) Investment Company. None of the WGP Entities is, and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units will any of them be, nor, after giving effect to the Offering and sale of the Units and the application of the proceeds therefrom, will any of them be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(rr) Title to Properties. The WGP Entities have, and at the time of purchase and each additional time of purchase, the WGP Parties will have, good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by any of them, free and clear of all Liens, except for (i) Liens that would not materially affect the value of such property and would not materially interfere with the use made or proposed to be made of such property by the WGP Entities and (ii) Liens described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus. All property described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus as being held under lease by any WGP Entity is held thereby under valid, subsisting and enforceable leases, except for such leases that that if not valid, subsisting or enforceable would not have a Material Adverse Effect.

(ss) Rights-of-Way. Each WGP Entity has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and (ii) such rights-of-way the absence or omission of which would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus or as would not interfere with the operations of the WGP Entities as conducted on the date hereof to such a material extent that the Representatives could reasonably conclude that proceeding with the Offering would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the WGP Entities, taken as a whole.

(tt) Labor and Employment Matters. No WGP Entity is engaged in any unfair labor practice, and no labor disputes with the employees of or seconded to any WGP Entity exist or, to the knowledge of the Partnership Parties after due inquiry, are imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Partnership Parties: (i) there is (A) no unfair labor practice complaint pending or threatened against any WGP Entity before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against any WGP Entity and (C) no union representation dispute currently existing concerning the employees of or seconded to any WGP Entity, (ii) no union organizing activities are currently taking place concerning the employees of or seconded to any WGP Entity and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder concerning the employees of or seconded to any WGP Entity.

(uu) Environmental Compliance Review. In the ordinary course of its business, each WGP Entity conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval), any related constraints on operating activities and any potential liabilities to third parties.

(vv) Environmental Compliance. Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, (i) each WGP Entity and each of the properties, assets and operations of the WGP Entities is in compliance with any and all applicable federal, state, local or foreign laws, statutes, ordinances, rules, regulations, orders, decrees, judgments, injunctions, permits, licenses, authorizations or other binding requirements, or common laws, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials (as defined below) (“Environmental Laws”), (ii) each WGP Entity has received and is in compliance with all permits, licenses, authorizations or other approvals required under applicable Environmental Laws to conduct its business as it is currently being conducted, (iii) no WGP Entity has received written notice of any, and to the knowledge of the Partnership Parties, after reasonable inquiry, there are no events, conditions or activities that could reasonably be expected to form the basis for any, actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) no WGP Entity is subject to any pending or, to the knowledge of the Partnership Parties, threatened actions, suits, demands, orders or proceedings against any WGP Entity relating to any Environmental Laws (collectively, “Proceedings”), except for any (A) failures to comply with Environmental Laws or to receive or comply with required permits, licenses, authorizations or other approvals, (B) actual or potential liabilities or (C) Proceedings that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, no WGP Entity has entered into any agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, no WGP Entity is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”). As used herein, “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(ww) ERISA Compliance. None of the following events has occurred or exists with respect to any of the WGP Entities: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA, and the regulations and published interpretations thereunder with respect to any Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees of or seconded to the WGP Entities that would have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees of or seconded to the WGP Entities by any such WGP Entity that would have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur with respect to any of the WGP Entities: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year compared to the amount of such contributions made by the WGP Entities in the most recently completed fiscal year; (ii) a material increase in the WGP Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees of, former employees of, or employees seconded to the WGP Entities related to its or their employment that would have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any WGP Entity may have any liability.

(xx) Tax Returns. All tax returns required to be filed by the WGP Entities have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.

(yy) Insurance. The WGP Entities maintain insurance covering the properties, operations, personnel and businesses of the WGP Entities as such WGP Entities reasonably deem adequate; such insurance insures against losses and risks to an extent which is adequate, in accordance with customary industry practice, to protect the WGP Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase; and the WGP Entities have no reason to believe that they will not be able to renew such insurance as and when such insurance expires.

(zz) Third Party Defaults. To the knowledge of the Partnership Parties, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to or by which any of the WGP Entities is a party or bound or to which their respective properties are subject is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.

(aaa) Internal Controls. The WGP Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bbb) Disclosure Controls. The Partnership has established and will maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of (i) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Partnership’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal control over financial reporting; all material weaknesses, if any, in the Partnership’s internal control over financial reporting have been identified to the Partnership’s independent auditors; and since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, there have been no significant changes in the Partnership’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ccc) Sarbanes-Oxley. The WGP Entities have taken all necessary action to ensure that, upon and at all times after the filing of the Registration Statement, the WGP Entities and their respective officers and directors, in their capacities as such, were and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(ddd) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(eee) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus are based on or derived from sources that the Partnership reasonably believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(fff) Foreign Corrupt Practices Act. No WGP Entity nor, to the knowledge of the Partnership Parties, any employee or agent of the WGP Entities has made any payment of funds of the WGP Entities or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention is of a character required to be disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectus.

(ggg) Money Laundering Laws. The operations of the WGP Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the WGP Entities with respect to Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(hhh) OFAC. No WGP Entity nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the WGP Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the WGP Entities will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(iii) No Prohibition on Distributions. No WGP Entity is currently prohibited, directly or indirectly, from making distributions with respect to its equity securities, from repaying to any other WGP Entity any loans or advances or from transferring any property or assets to the Partnership or any other WGP Entity, except pursuant to the Chipeta LLC Agreement and as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.

(jjj) Related Party Transactions. No WGP Entity has, directly or indirectly (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner or its affiliates, or to or for any family member or affiliate of any director or executive officer of the General Partner or its affiliates or (ii) made any material modification to the term of any personal loan to any director or executive officer of the General Partner or its affiliates, or any family member or affiliate of any director or executive officer of the General Partner or its affiliates.

(kkk) NYSE Listing. The Common Units have been approved for listing on the NYSE, subject only to official notice of issuance.

(lll) No Broker’s Fees. Except pursuant to this Agreement and for the structuring fee payable to the Representatives, no WGP Entity has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions (including, without limitation, the Transactions) contemplated hereby or by the Registration Statement, the Pricing Disclosure Package or an Issuer Free Writing Prospectus.

(mmm) Stabilization or Manipulation. None of the WGP Entities or any of their “affiliates” (as such term is defined in Rule 405 promulgated under the Securities Act) has taken, directly or indirectly, any action which has constituted, or that was designed or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(nnn) FINRA Affiliations. To the knowledge of the Partnership Parties, after due inquiry, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership, the General Partner or any of the General Partner’s officers or directors or any 5% or greater securityholder of the Partnership, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ooo) Lending Relationship. Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, no Partnership Party (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the Offering to repay any outstanding debt owed to any affiliate of any Underwriter.

(ppp) No Distribution of Other Offering Materials. None of the WGP Entities has distributed, nor will they distribute, prior to the later to occur of (i) the time of purchase and each additional time of purchase, and (ii) the completion of the distribution of the Units, any “prospectus” (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, the Pricing Disclosure Package and the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 promulgated thereunder.

(qqq) Directed Unit Program. The Partnership represents and warrants to the DUP Manager that (i) the Registration Statement, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Reserved Units are offered outside the United States. The Partnership has not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership or its products.

In addition, any certificate signed by an officer of any of the WGP Entities and delivered to the Underwriters or counsel for the Underwriters in connection with the offering or sale of the Units shall be deemed to be a representation and warranty by such WGP Entity, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Partnership Parties. The Partnership Parties, jointly and severally, hereby agree:

(a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriters, promptly after any of them receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to advise the Underwriters, promptly after any of them receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly their best efforts to obtain its withdrawal.

(b) Exchange Act Reports. Subject to Section 4(e) hereof, to file promptly all reports and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units;

(c) Rule 462(b) Registration Statement. If necessary or appropriate, to file a registration statement pursuant to, and in accordance with, Rule 462(b) under the Securities Act, and pay the applicable fees in accordance with the Securities Act;

(d) Copies of Documents to the Underwriters. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the

Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (iii) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Securities Act) is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Securities Act) in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters immediately thereof and to promptly prepare and, subject to Section 4(e) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(e) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus, any supplement to the Prospectus or any new, replacement registration statement that may, in the judgment of the Partnership or the Underwriters, be required by the Securities Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement, any supplement to the Prospectus, any new, replacement registration statement or any Prospectus pursuant to Rule 424 of the Securities Act, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and not to file any such document to which the Underwriters shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Partnership is required by law to make such filing. The Partnership will furnish to the Underwriters such number of copies of such new registration statement, amendment or supplement as the Underwriters may reasonably request and use its commercially reasonable efforts to cause such new registration statement or amendment to be declared effective as soon as practicable. In any such case, the Partnership will promptly notify the Representatives of such filings and effectiveness.

(f) Reports to Security Holders. As soon as practicable after the time of purchase, to make generally available to the Partnership’s security holders an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the related rules and regulations (including, at the option of the Partnership, Rule 158).

(g) Copies of Reports. For a period of two years following the date hereof, to furnish to the Underwriters copies of all materials furnished by the Partnership to its security holders and all reports and financial statements furnished by the Partnership to the principal national securities exchange upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, in each case to the extent that such materials, reports and financial statements are not publicly filed with the Commission.

(h) Blue Sky Laws. Promptly to take from time to time such actions as the Underwriters may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Units; and to arrange for the determination of the eligibility for investment of the Units under the laws of such jurisdictions as the Underwriters may reasonably request; provided that no WGP Entity shall be obligated to qualify as a foreign entity in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(i) Lock-up Period. For a period of 180 days from the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into, or exchangeable for Common Units, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units (other than a registration statement on Form S-8 relating to the issuance of Common Units pursuant to equity compensation plans described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus) or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays and Citigroup; provided, however, that the foregoing restrictions do not apply to: (x) the issuance and sale of Common Units by the Partnership to the Underwriters in connection with the Offering, (y) the issuance of the Sponsor Units by the Partnership to WGR in connection with the Offering, or (z) the issuance of equity-based awards not exercisable during the Lock-Up Period pursuant to equity compensation plans described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.

(j) Lock-Up Agreements and Restrictions. To cause (i) each director and “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the General Partner and (ii) each security holder named in Exhibit A-1 hereto to execute and deliver to the Underwriters a Lock-Up Agreement and otherwise to cause all of the Common Units (including, without limitation, the Reserved Units) that are subject to such Lock-Up Agreements to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Common Units (including, without limitation, the Reserved Units) during the Lock-Up Period or any such longer period of time as may be required by FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which such Common Units (including, without limitation, the Reserved Units) are offered in connection with this Agreement and the Directed Unit Program.

(k) Application of Proceeds. To apply the net proceeds from the sale of the Units as set forth in the Pricing Disclosure Package and the Prospectus.

(l) Investment Company. To take such steps as shall be necessary to ensure that no WGP Entity shall become an “investment company” as defined in the Investment Company Act.

(m) Issuer Free Writing Prospectuses. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(n) Retention of Issuer Free Writing Prospectuses. To retain in accordance with the Securities Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Securities Act; and if at any time after the date hereof and prior to the time of purchase or any additional time of purchase, any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or, when considered together with the most recent Preliminary Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their reasonable request or as required by the Securities Act, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission.

(o) NYSE Listing. Prior to and on the Closing Date, to ensure the Units have been approved for listing on the NYSE, subject only to official notice of issuance.

(p) Stabilization. Not to directly or indirectly take any action constituting, or designed to or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(q) Emerging Growth Company Status. To promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(r) Covenant to Pay Costs. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters, counsel for the Underwriters and dealers (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the listing of the Units on any securities exchange or qualification of the Units for listing on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by FINRA, but not including the legal fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the WGP Entities relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the WGP Entities and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Registration Statement, including any amendments thereto, and (xi) the performance of the Partnership Parties’ other obligations hereunder. In addition, the Partnership agrees to pay (1) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Unit Program, (2) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Unit Program material and (3) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program. Notwithstanding the foregoing, the Underwriters will reimburse the Partnership Parties for certain costs and expenses incurred in connection with the offering in an amount not to exceed $75,000. Such reimbursement shall be made by wire transfer of immediately available funds to such accounts or accounts designated by the Partnership Parties or such other method as agreed to by the parties to this Agreement following delivery of reasonably satisfactory documentation of the expenses to the Representatives.

(s) Compliance with Laws. The Partnership covenants with DUP Manager that the Partnership will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Reserved Units are offered in connection with the Directed Unit Program.

5. Reimbursement of Underwriters’ Expenses. If the Units are not delivered at the time of purchase or each additional time of purchase for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership Parties, jointly and severally, shall, in addition to paying the amounts described in Section 4(r) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel; provided, however, that if this agreement is terminated because of the occurrence of any event specified in clause (b) of the second paragraph of Section 7 (other than as specified in clause (b)(ii) thereof), the Partnership Parties shall not be obligated to reimburse the Underwriters for any expenses specified in this Section 5.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Partnership Parties on the date hereof, at the time of purchase and at each additional time of purchase, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions precedent:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectuses or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters; and the Commission shall not have notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed prior to the sale of the Units under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be.

(c) The Partnership shall have furnished to the Representatives at the time of purchase and at each additional time of purchase an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives, each substantially in the form set forth in Exhibit B hereto.

(d) The Partnership shall have furnished to the Representatives at the time of purchase and at each additional time of purchase an opinion of Bingham McCutchen LLP, counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives.

(e) The Partnership shall have furnished to the Representatives at the time of purchase and at each additional time of purchase an opinion of Philip H. Peacock, Vice President, General Counsel and Corporate Secretary of the General Partner, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth in Exhibit C hereto.

(f) At the time of execution of this Agreement, the Underwriters shall have received from KPMG a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, and (ii) stating that, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as of a date not more than two business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter or letters of KPMG referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), KPMG shall have furnished to the Underwriters a letter (the “bring-down letter”), addressed to the Underwriters and dated the date of the time of purchase and each additional time of purchase, if any, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, (ii) stating that, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than two business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(h) The Representatives shall have received at the time of purchase and at each additional time of purchase the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(i) Prior to and at the time of purchase and each additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings shall have been initiated under Section 8(d) or 8(e) of the Securities Act; (ii) neither the Registration Statement nor any amendment thereto shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the most recent Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) neither the Pricing Disclosure Package nor any amendment or supplement thereto shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) no Issuer Free Writing Prospectus shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j) Between the time of execution of this Agreement and the later of the time of purchase and each additional time of purchase, (i) no material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the WGP Entities, taken as a whole, shall have occurred or become known and (ii) no transaction which is material and adverse to the WGP Entities, taken as a whole, shall have been entered into by any of the WGP Entities or become probable, the effect of which is, in the judgment of the Representatives, so material or adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Units as contemplated by the Prospectus.

(k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the time of purchase or an additional time of purchase, if any, prevent the issuance or sale of the Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the time of purchase or any additional time of purchase which would prevent the issuance or sale of the Units.

(l) The Partnership shall have delivered to the Representatives at the time of purchase and at each additional time of purchase a certificate of the Chief Executive Officer and Chief Financial Officer of the General Partner, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

(m) The WGP Entities shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus as of the time of purchase and each additional time of purchase as the Representatives may reasonably request.

(n) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase.

(o) FINRA shall not have raised any objection that has not been resolved with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(p) The Lock-Up Agreements between the Representatives and the persons listed on Exhibit A-1, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on the time of purchase or an additional time of purchase, if any, except to the extent waived, released, suspended or terminated in writing by the Representatives.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (a) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, there has been any change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the WGP Entities, taken as a whole, the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the Offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus, (b) since the time of execution of this Agreement, there shall have occurred (i) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ, (ii) a suspension or material limitation in trading in the Partnership’s securities on the NYSE, (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war, or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, and, in the case of clause (iv) or (v), the effect of any such event specified therein, in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the Offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus, or (c) since the time of execution of this Agreement, there shall have occurred any downgrading in, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded to, any securities of or guaranteed by any WGP Entity by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the WGP Entities shall be unable to comply with any of the terms of this Agreement, the Partnership Parties shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(r), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Partnership Parties under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units that all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter of its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Partnership or selected by the Partnership with the approval of the Representatives).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or the Representatives shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Units that the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) Each of the Partnership Parties, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and agents, affiliates of such Underwriter who have, or who are alleged to have, participated in the distribution of the Units as underwriters, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the information specified in Section 10 hereof furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433 under the Securities Act) of the Partnership or in any Prospectus together with any combination of one or more Issuer Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to any such Preliminary Prospectus, Pricing Disclosure Package, Prospectus or Issuer Free Writing Prospectuses, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the information specified in Section 10 hereof furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, such Preliminary Prospectus, Pricing Disclosure Package, Prospectus or Issuer Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Preliminary Prospectus, Pricing Disclosure Package, Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact included in any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus or (iv) the Directed Unit Program, except, with respect to this clause (iv) , insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Unit Program.

(b) Without limitation of and in addition to their obligations under the other paragraphs of this Section 9, the Partnership Parties, jointly and severally, agree to indemnify, defend and hold harmless the DUP Manager, its partners, directors,officers and agents, and any person who controls the DUP Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the DUP Manager or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon (A) any of the matters referred to in clauses (i) through (iii) of Section 9(a), or (B) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by, on behalf of or with the approval of the Partnership for distribution to Directed Unit Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) is or was caused by the failure of any Directed Unit Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant has agreed to purchase or (iii) otherwise arises out of or is based upon the Directed Unit Program, provided, however, that the Partnership Parties shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the DUP Manager in conducting the Directed Unit Program. Section 9(d) shall apply equally to any Proceeding (as defined in Section 9(d) hereof) brought against the DUP Manager or any such person in respect of which indemnity may be sought against the Partnership Parties pursuant to the immediately preceding sentence, except that the Partnership Parties shall be liable for the expenses of one separate counsel (in addition to any local counsel) for the DUP Manager and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to Section 9(a) in any such Proceeding.

(c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Partnership Parties, their directors and officers, and any person who controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership Parties or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the information specified in Section 10 hereof furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the information specified in Section 10 hereof furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, a Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or an Issuer Free Writing Prospectus, or any omission or alleged omission to state a material fact in such Preliminary Prospectus, Pricing Disclosure Package, Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(d) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any of the Partnership Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c) of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in Section 9(b), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the DUP Manager, the directors, officers, employees and agents of the DUP Manager, and all persons, if any, who control the DUP Manager within the meaning of either the Securities Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Unit Program.

(e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsection (a), (b) or (c) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership Parties, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Partnership Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f) The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage that such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(g) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Partnership Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or agents, any affiliate of such Underwriter who has, or who is alleged to have, participated in the distribution of the Units as an underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership Parties, their directors, officers, or agents or any person who controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

10. Information Furnished by the Underwriters. The concession figure appearing in the second paragraph under the caption “Underwriting – Commissions and Expenses,” the statements relating to stabilization by the Underwriters appearing in the first paragraph under the caption “Underwriting – Stabilization, Short Positions and Penalty Bids,” and the statements relating to discretionary sales appearing in the paragraph under the caption “Underwriting – Discretionary Sales,” each as set forth in the Pricing Disclosure Package and the Prospectus, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to each of (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax: (646) 834-8133; (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; (iii) Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, NY 10005, Attention: ECM Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: General Counsel, 36th Floor; and (iv) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department.

(b) if to the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to the offices of the Partnership at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attention: Donald R. Sinclair, Chief Executive Officer.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Partnership Parties (each on its own behalf and, to the extent permitted by applicable law, on behalf of its equity owners and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Partnership Parties agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership Parties and may be enforced in any other courts to the jurisdiction of which the Partnership Gas Parties are or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement set forth herein has been and is made solely for the benefit of the Underwriters and the Partnership Parties and to the extent provided in Section 9 hereof the controlling persons, affiliates, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Partnership Parties hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities. The Partnership Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the WGP Entities, their management, security holders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the WGP Entities, either in connection with the transactions contemplated by this Agreement or any matters relating to such transactions, and each Partnership Party hereby confirms its understanding and agreement to that effect. The Partnership Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the WGP Entities regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the WGP Entities. Each WGP Entity hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the WGP Entities in connection with the transactions contemplated by this Agreement or any matters relating to such transactions.

16. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Partnership Parties, their respective successors and assigns and any successor or assign of any substantial portion of any of the Partnership Parties’ or any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Partnership Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership Parties and the Underwriters, severally.

Very truly yours,

WESTERN GAS EQUITY HOLDINGS, LLC

By:	/s/ Benjamin M. Fink
Name: Benjamin M. Fink
Title: Senior Vice President,
Chief Financial Officer and Treasurer

WESTERN GAS EQUITY PARTNERS, LP

By:	Western Gas Equity Holdings, LLC, its general partner

By:	/s/ Benjamin M. Fink
Name: Benjamin M. Fink
Title: Senior Vice President,
Chief Financial Officer and Treasurer

Western Gas Equity Partners, LP

Signature Page to Underwriting Agreement

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters name in Schedule A.

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Robert Waldron
Name: Robert Waldron
Title: Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Francis Windels
Name: Francis Windels
Title: Managing Director

By:	/s/ Bradley S. Miller
Name: Bradley S. Miller
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Jeff Hibbard
Name: Jeff Hibbard
Title: Vice President

Western Gas Equity Partners, LP

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriters

Underwriter	Number of Firm Units
Barclays Capital Inc.	2,920,770
Citigroup Global Markets Inc.	2,920,770
Deutsche Bank Securities Inc.	2,061,720
Morgan Stanley & Co. LLC	2,061,720
RBC Capital Markets, LLC	1,460,385
UBS Securities LLC	1,460,385
Goldman, Sachs & Co.	1,202,670
Wells Fargo Securities, LLC	1,202,670
Global Hunter Securities, LLC	472,477
Ladenburg Thalmann & Co. Inc.	472,477
Tudor, Pickering, Holt & Co. Securities, Inc.	472,477
BMO Capital Markets Corp.	354,359
Janney Montgomery Scott LLC	118,120

Total	17,181,000

Schedule A-1

SCHEDULE B-1

Issuer Free Writing Prospectuses

Electronic roadshow as made available on http://www.netroadshow.com.

Schedule B-1-1

SCHEDULE B-2

Information Included in the Pricing Disclosure Package

Number of Common Units offered to the public:	17,181,000
Public offering price:	$22.00 per Common Unit

Schedule B-2-1

SCHEDULE C

Jurisdictions of Foreign Qualification

WGP Entity	Jurisdictions of Foreign Qualification

Western Gas Equity Holdings, LLC	Texas

Western Gas Equity Partners, LP	Texas

WES GP, Inc.	Texas

Western Gas Holdings, LLC	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming

Western Gas Partners, LP	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming

“Operating Subsidiaries”

Western Gas Operating, LLC	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming

WGR Operating, LP	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming

Anadarko Gathering Company, LLC	Kansas, Louisiana, Mississippi, Oklahoma, Texas, Utah

Pinnacle Gas Treating LLC	None

MIGC LLC	Colorado, Wyoming

Western Gas Wyoming, L.L.C.	None

Chipeta Processing LLC	Colorado, Utah

Kerr-McGee Gathering LLC	None

Anadarko Wattenberg Company, LLC	None

Mountain Gas Resources, LLC	Colorado, Texas, Utah, Wyoming

Mountain Gas Transportation LLC	Wyoming

Schedule C-1

SCHEDULE D

Written Testing-the-Waters Communications

None.

Schedule D-1

EXHIBIT A

Form of Lock-Up Agreement

December 6, 2012

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters

c/o	Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Western Gas Equity Holdings, LLC, a Delaware limited liability company, Western Gas Equity Partners, LP, a Delaware limited partnership (the “Partnership”), and each of you as representatives of a group of Underwriters named therein, relating to the initial public offering (the “Offering”) of 17,181,000 common units representing limited partner interests in the Partnership (the “Common Units”). Capitalized terms used but not defined herein shall have the meanings given to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by you, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that the undersigned will not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into, or exchangeable for Common Units, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units, in each case owned by the undersigned on the date of execution of this Lock-Up Agreement or on the date of the completion of the Offering, or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, in each case for a period of [180]1 days from the date of the Prospectus (the “Lock-Up Period”) without the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc.; provided, however, that with respect to the undersigned, the foregoing restrictions do not apply to (a) bona fide gifts, provided that the

[1]	The applicable lock-up period for Directed Unit Program participants who are not directors or officers of the General Partner is 25 days.

Exhibit A-1

recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (c) as required or permitted by the Partnership’s benefit plans to reimburse or pay income tax in connection with the vesting of options, rights or warrants. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned. [If the undersigned is a director or executive officer of the General Partner, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any Reserved Units the undersigned may purchase pursuant to the Directed Unit Program in the Offering.]2

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc., make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Partnership of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action constituting, or that was or is designed or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Common Units.

* * *

If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

[Signature Page Follows.]

[2]	To be included for lock-up agreements of directors and officers of the General Partner.

Exhibit A-2

Yours very truly,

Name

Exhibit A-3

EXHIBIT A-1

List of Parties to Execute Lock-Up Agreements

Western Gas Resources Inc.

Western Gas Equity Holdings, LLC

Donald R. Sinclair

Benjamin M. Fink

Danny J. Rea

Philip H. Peacock

Robert G. Gwin

Charles A. Meloy

Robert K. Reeves

David J. Tudor

R. A. Walker

Participants in the Directed Unit Program

Exhibit A-1-1

EXHIBIT B

Form of Opinion of Vinson & Elkins, L.L.P.

1.	Each of the Partnership Parties, WES and WES GP have been duly formed, and each of the WGP Entities, other than WGW and Kerr-McGee Gathering LLC (individually, a “Covered WGP Entity”), is validly existing as a limited partnership, limited liability company or corporation, as the case may be, and is in good standing under the laws of the State of Delaware or the State of Texas, as the case may be.

2.	Each of the Covered WGP Entities is duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as the case may be, and is in good standing under the laws of each jurisdiction set forth opposite its name on Schedule C attached hereto

3.	Each Covered WGP Entity has all requisite partnership, limited liability company or corporate power and authority to own, lease and operate its respective properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (a) in the case of the Partnership Parties, to execute and deliver the Underwriting Agreement and perform its obligations under the Underwriting Agreement, (b) in the case of the Partnership, to issue, sell and deliver the Units, (c) in the case of the General Partner, to act as the general partner of the Partnership, and (d) in the case of each Covered WGP Entity that is a party to a Partnership Operative Document, to execute and deliver such Partnership Operative Document and consummate the transactions contemplated thereby.

4.	The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

5.	Each of the Partnership Operative Documents has been duly authorized, executed and delivered by each of the Covered WGP Entities that is party thereto and, assuming the due authorization, execution and delivery by each party thereto (other than the Covered WGP Entities), constitutes a valid and binding obligation of each such Covered WGP Entity, enforceable against each such Covered WGP Entity in accordance with its terms.

6.	The issuance, sale and delivery by the Partnership of the Sponsor Units to WGR pursuant to the Partnership Agreement do not require registration under the Securities Act.

7.	The Units to be sold by the Partnership pursuant to the Underwriting Agreement, and the limited partner interests represented thereby, have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (a) matters described in the Pricing Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Inherent in an Investment in Us—You may not have limited liability if a court finds that unitholder action constitutes control of our business” and “The

Exhibit B-1

Partnership Agreement—Limited Liability” (and any similar information, if any, contained in any Issuer Free Writing Prospectus) and (b) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and other than the Sponsor Units, the Units will be the only limited partner interests of the Partnership issued and outstanding.

8.	Anadarko directly and indirectly owns of record all of the issued and outstanding shares of capital stock of WGR; such shares of capital stock have been duly authorized and validly issued; and Anadarko owns such shares of capital stock free and clear of all liens, charges, claims, encumbrances or other security interests (“Liens”), except Liens arising under Anadarko’s debt instruments, in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Anadarko as debtor is on file in the office of the Secretary of State of the State of Delaware.

9.	WGR owns of record all of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WGR owns such membership interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WGR as debtor is on file in the office of the Secretary of State of the State of Delaware.

10.	The General Partner is the sole general partner of the Partnership, with a 0.0% non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens, (i) except for restrictions on transferability contained in the Partnership Agreement or as otherwise described in the Disclosure Package and the Prospectus or (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware.

11.	WGR owns of record all of the Sponsor Units; the Sponsor Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and WGR owns such Sponsor Units free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WGR as debtor is on file in the office of the Secretary of State of the State of Delaware.

12.

The Partnership owns of record all of the issued and outstanding membership interests in WES GP; such membership interests have been duly authorized and validly issued in accordance with the WES GP LLC Agreement and are fully paid (to the extent required by the WES GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the

Exhibit B-2

Partnership owns such membership interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware.

13.	WES GP is the sole general partner of WES, with a 2.0% general partner interest in WES; such general partner interest has been duly authorized and validly issued in accordance with the WES Partnership Agreement; and WES GP owns such general partner interest free and clear of all Liens except for restrictions on transferability contained in the WES Partnership Agreement and as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WES GP as debtor is on file in the office of the Secretary of State of the State of Delaware.

14.	WES GP owns of record all of the incentive distribution rights in WES (the “Incentive Distribution Rights”); such Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the WES Partnership Agreement and are fully paid (to the extent required by the WES Partnership Agreement) and nonassessable (except as nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and WES GP owns such Incentive Distribution Rights free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WES GP as debtor is on file in the office of the Secretary of State of the State of Delaware.

15.	WES directly or indirectly owns of record all of the issued and outstanding partnership interests and membership interests, as applicable, in the Operating Subsidiaries (other than Chipeta); the partnership interests and membership interests in the Covered WGP Entities have been duly authorized and validly issued in accordance with the partnership agreement or limited liability company agreement, as applicable, of the Covered WGP Entities (other than Chipeta) and are fully paid (to the extent required by such partnership agreement or limited liability company agreement, as applicable) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act and Section 101.206 of the Texas Business Organizations Code, as applicable); and WES owns such partnership interests and membership interests in the Operating Subsidiaries free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WES, WGR Operating or Operating GP as debtor is on file in the office of the Secretary of State of the State of Delaware.

16.	WGR Operating owns of record a 75% membership interest in Chipeta; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Chipeta and are fully paid (to the extent required by such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware

Exhibit B-3

LLC Act); and WGR Operating owns such membership interests free and clear of all Liens (except for restrictions on transferability contained in Chipeta’s limited liability company agreement) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WGR Operating as debtor is on file in the office of the Secretary of State of the State of Delaware.

17.	The Units are duly listed and admitted and authorized for trading, subject to official notice of issuance, on the NYSE.

18.	Except as described in the Pricing Disclosure Package and the Prospectus or pursuant to the 2008 Long-Term Incentive Plan of WES, (a) there are no (i) preemptive rights or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Parties or WES, (ii) outstanding options or warrants to purchase, or agreements or other obligations to issue, any securities of the Partnership Parties or WES or (iii) rights to convert any securities into or exchange or exercise any securities for any equity interest in any of the Partnership Parties or WES and (b) neither the filing of the Registration Statement nor the offering, issuance or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the WGP Entities other than those that have been waived, in each case pursuant to or under the formation, governing or other organizational documents of the WGP Entities, any other agreement or instrument filed as an exhibit to the Registration Statement, or the Delaware LP Act, the Delaware LLC Act, the General Corporation Law of the State of Delaware (the “DGCL”), the laws of the State of Texas or federal law.

19.	The Units, the Sponsor Units, and the general partner interest in the Partnership conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

20.	Each of the Registration Statement, as of the Effective Time, the Preliminary Prospectus, as of its date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date (except for the financial statements and related schedules, including the notes and schedules thereto and the auditor’s reports thereon, and any other related financial and accounting data included therein or excluded therefrom, as to which we express no opinion), appeared on its face to be appropriately responsive, in all material respects, to the requirements of the Securities Act.

21.	The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Securities Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424 and in the manner and within the time period required by Rule 430A under the Act; and the class of securities consisting of the Common Units has become registered under Section 12 of the Exchange Act.

22.	No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of

Exhibit B-4

Texas or federal law is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement by the Partnership Parties, the execution, delivery and performance of the Partnership Operative Documents by the WGP Entities that are parties thereto or the consummation of the Transactions by the WGP Entities, except for such permits, consents, approvals, authorizations, orders, registrations, filings or qualifications that have been obtained or made.

23.	None of (a) the offering, issuance or sale of the Units by the Partnership, (b) the execution, delivery and performance of the Underwriting Agreement and the Partnership Operative Documents by the WGP Entities that are parties thereto or (c) the consummation of the Transactions by the WGP Entities (i) conflicts or will conflict with or constitutes or will constitute a violation of the formation, governing or other organizational documents of any of the Covered WGP Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement or other instrument filed as an exhibit to the Registration Statement, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas or federal law, (iv) violates or will violate any order, judgment, decree or injunction of any court, governmental agency or body of the States of Delaware or Texas or of the United States of America known to us having jurisdiction over any of the Covered WGP Entities or any of their properties or assets in a proceeding to which any of them is a party or any of them or their properties is subject or (v) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Covered WGP Entities; provided, however, that no opinion is expressed pursuant to this paragraph 23 with respect to federal or state securities laws and other anti-fraud laws.

24.	No WGP Entity is, and after giving effect to the Offering and the application of the proceeds therefrom as described in the Registration Statement, each Preliminary Prospectus and the Prospectus, no WGP Entity will be, an “investment company” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

25.

The statements included in the Pricing Disclosure Package and the Prospectus under the headings “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement of Western Gas Equity Partners, LP,” “The Partnership Agreement of Western Gas Partners, LP,” “Material U.S. Federal Income Tax Consequences,” “Investment in Our Common Units by Employee Benefit Plans” and “Underwriting” (and any similar information contained in any Issuer Free Writing Prospectus), insofar as they purport to summarize legal or governmental matters or proceedings or the terms of statutes, rules, regulations, agreements or documents, constitute fair and accurate summaries in all material respects of such legal or governmental matters or proceedings, statutes, rules, regulations, agreements or

Exhibit B-5

documents. The description of the federal statutes, rules and regulations set forth in the Pricing Disclosure Package and the Prospectus under “Business—Safety and Maintenance,” “Business—Regulation of Operations,” “Business—Environmental Matters” and “Business—Title to Properties and Rights of Way” constitute fair and accurate summaries in all material respects of such statutes, rules and regulations.

We have participated in conferences with officers and other representatives of the WGP Entities, the independent public accountants of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although we have not independently verified, are not passing upon and are not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in paragraphs 19 and 25 above), based on the foregoing, no facts have come to our attention that lead us to believe that:

(A) the Registration Statement, as of the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C) the Prospectus, as of its date and the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case, we do not express any opinion with respect to (i) the financial statements included therein, including the notes and schedules thereto and the independent registered public accountants’ reports thereon or (ii) the other financial and accounting data contained in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus and (iii) representations and warranties included in the exhibits to the Registration Statement.

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Underwriting Agreement.

Exhibit B-6

EXHIBIT C

Form of Opinion of Philip H. Peacock

Vice President, General Counsel of Western Gas Equity Holdings, LLC

1. To my knowledge, there are no contracts, licenses, agreements, leases or documents of a character that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been so described or filed as required.

2. Each WGP Entity has all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary Permits from other persons, in order to conduct its business, except for such Permits that, if not obtained, would not have a Material Adverse Effect; and no WGP Entity is in violation of or default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such WGP Entity, except for any such violations, defaults, revocations or modifications that would not, individually or in the aggregate, have a Material Adverse Effect.

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Underwriting Agreement.

Exhibit C-7

EXHIBIT D

Officers’ Certificate

December 12, 2012

Each of the undersigned, Donald R. Sinclair, President and Chief Executive Officer of Western Gas Equity Holdings, LLC, a Delaware limited liability company (the “General Partner”), which is the general partner of Western Gas Equity Partners, LP, a Delaware limited partnership (the “Partnership”), and Benjamin M. Fink, Senior Vice President, Chief Financial Officer and Treasurer of the General Partner, on behalf of the Partnership, does hereby certify pursuant to Section 6(m) of that certain Underwriting Agreement dated December 6, 2012 (the “Underwriting Agreement”) among the General Partner and the Partnership (together, the “Partnership Parties”), and, on behalf of the several Underwriters named therein, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, that as of the date hereof:

1. He has reviewed the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, if any.

2. The representations and warranties of the Partnership Parties as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3. The Partnership Parties have performed all of their obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4. The conditions set forth in Section 6(i) of the Underwriting Agreement have been met.

5. From the time of execution of the Underwriting Agreement to and including the date hereof, no material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the WGP Entities, taken as a whole, has or have occurred.

6. Each of (i) Latham & Watkins LLP and (ii) Vinson & Elkins L.L.P. is entitled to rely on this certificate in connection with the opinion such firm is rendering pursuant to Section 6 of the Underwriting Agreement.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

[Signature page follows]

Exhibit D-1

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first set forth above.

Name:	Donald R. Sinclair
Title:	President and Chief Executive Officer

Name:	Benjamin M. Fink
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Exhibit D-2